                                                                Exhibit 11
                                                                Page 1 of 2



                           Union Planters Corporation
                   Computation of Primary Earnings per Share


                                                                                        Years Ended December 31,
                                                                          -------------------------------------------------
                                                                            1996                  1995                1994
                                                                        ------------          ------------         -----------
                                                                            (Dollars in thousands, except per share data)
Computation for Statement of Earnings

Reconciliation of net earnings to amounts
 used for primary earnings per share:
    Net earnings                                                        $   133,738          $   172,756           $   100,423
    Less:       Preferred stock dividends
                        Series B                                                (45)                (352)                 (352)
                        Series C                                                  -                    -                (1,491)
                        Series D                                                  -                 (165)                 (494)
                        Series E                                             (6,899)              (6,734)               (6,216)
                        Preferred stock of
                          acquired entity                                         -               (1,361)               (1,345)
    Net earnings applicable to primary                                  -----------          -----------           -----------
     earnings per share                                                 $   126,794          $   164,144           $    90,525
                                                                        ===========          ===========           ===========

Reconciliation of weighted average number
 of shares to amount used in primary earnings
 per share computation:
    Average shares outstanding                                           63,728,753           59,146,826            58,487,901
    Average common equivalent shares:
      Assumed exercise of options                                         1,258,270            1,238,535             1,099,360
                                                                        -----------          -----------           -----------
      Primary average shares outstanding                                 64,987,023           60,385,361            59,587,261
                                                                        ===========          ===========           ===========
Primary earnings per share                                              $      1.95          $      2.72           $      1.52
                                                                        ===========          ===========           ===========

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
                                                                                                                 EXHIBIT 11
                                                                                                                 Page 2 of 2


                                                    Union Planters Corporation
                                         Computation of Fully Diluted Earnings per Share


                                                                               Years Ended December 31,
                                                                 -----------------------------------------------------------
                                                                     1996                  1995                     1994
                                                                 ------------           ------------            ------------
                                                                       (Dollars in thousands, except per share data)
Computation for Statement of Earnings

Reconciliation of net earnings to amounts used for
 fully diluted earnings per share:
    Net earnings                                                 $   133,738            $   172,756             $   100,423
    Less: Preferred stock dividends
              Series C                                                     -                      -                  (1,491)
              Series D                                                     -                      -                    (494)
              Series E                                                     -                      -                  (6,216)
              Preferred stock of
                acquired entity                                            -                 (1,361)                 (1,345)
                                                                 -----------            -----------             -----------
    Net earnings applicable to fully
     diluted earnings per share                                  $   133,738            $   171,395             $    90,877
                                                                 ===========            ===========             ===========



Reconciliation of weighted average number of shares
 to amount used in fully diluted earnings
 per share computation:
   Average shares outstanding                                     63,728,753             59,146,826              58,487,901
   Average common equivalent shares:
     Assumed exercise of options                                   1,350,738              1,252,908               1,101,637
     Assumed conversion of preferred stock:
         Series B                                                    111,399                339,768                 339,768
         Series D                                                          -                125,785                       -
         Series E                                                  4,327,433              4,129,709                       -
                                                                 -----------            -----------             -----------
   Fully diluted average shares outstanding                       69,518,323             64,994,996              59,929,306
                                                                 ===========            ===========             ===========

Fully diluted earnings per share                                 $      1.92            $      2.64             $      1.52
                                                                 ===========            ===========             ===========

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